UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado		80202
(Address of principal executive office)		(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of the Security Holders.

At the Company’s annual meeting of shareholders held on May 12, 2015, the results of the balloting were as follows:

Election of directors to our Board of Directors to hold office until the annual meeting of shareholders to be held in the year 2016 and thereafter until their successors are duly elected and qualified.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carin M. Barth	36,132,309	469,461	5,100,783
Kevin O. Meyers	33,014,650	3,587,120	5,100,783
Jim W. Mogg	36,064,678	537,092	5,100,783
William F. Owens	36,071,567	530,203	5,100,783
Edmund P. Segner, III	35,975,557	626,213	5,100,783
Randy I. Stein	36,144,818	456,952	5,100,783
Michael E. Wiley	36,144,082	457,688	5,100,783
R. Scot Woodall	36,133,440	468,330	5,100,783

Proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers (“say-on-pay”).

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
34,681,672	1,763,423	156,675	5,100,783

Ratification of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
41,157,049	297,727	247,777	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2015	BILL BARRETT CORPORATION

	By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President — General Counsel; and
Secretary